EXHIBIT 28
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INFORMATION FROM REPORTS FURNISHED TO STATE INSURANCE REGULATORY AUTHORITIES
FOREMOST CORPORATION OF AMERICA AND SUBSIDIARIES
DECEMBER 31, 1995



PROPERTY AND CASUALTY INSURANCE
RECONCILIATION OF LOSS RESERVES, STATUTORY SCHEDULE P TO GAAP

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(In thousands)
Property & Casualty Consolidated Scedule P Reserves ..............   $ 91,335
                                                                     --------
Adjustments for Property and Casualty GAAP Reserves:
  FHSC Warranty Reserves .........................................         29
  Rounding Differences from Schedule P Detail to Totals ..........         (2)
  Financial Accounting Standards Board Statement No. 113
    Adjustment for Losses Ceded to Reinsurance Companies .........      2,409
                                                                     --------
    Total Property and Casualty GAAP Adjustments .................      2,436
                                                                     --------
      Consolidated Property and Casualty
        Loss Reserves - GAAP .....................................     93,771


Adjustments for Consolidated Corporate Loss Reserves:
  Foremost Life Insurance Loss Reserves ..........................      3,733
                                                                     --------
    Consolidated Foremost Corporation of America Loss
      Reserves per Balance Sheet at December 31, 1995 ............   $ 97,504
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